REINSURANCE AGREEMENT

                                    Between

                     WESTERN UNITED LIFE ASSURANCE COMPANY

                                      and

                      OLD STANDARD LIFE INSURANCE COMPANY


TABLE OF CONTENTS
                                                                  Page

A.    REINSURANCE COVERAGE                                          1
B.    PLACING REINSURANCE IN EFFECT                                 2
C.    PAYMENTS BY REINSURED                                         2
D.    PAYMENTS BY REINSURER                                         2
E.    TERMS OF REINSURANCE                                          2
F.    UNUSUAL EXPENSES AND ADJUSTMENTS                              3
G.    POLICY ADMINISTRATION                                         4
H.    POLICY CHANGES                                                4
I.    ASSIGNMENT OF REINSURANCE                                     5
J     ERRORS                                                        5
K.    REDUCTIONS                                                    5
L.    AUDIT OF RECORDS AND PROCEDURES                               6
M.    ARBITRATION                                                   6
N.    CHOICE OF LAW AND FORUM                                       6
O.    INSOLVENCY                                                    7
P.    PARTIES TO AGREEMENT                                          7
Q.    EFFECTIVE DATE                                                8
R.    DURATION OF AGREEMENT                                         8
S.    MISCELLANEOUS                                                 8
T.    EXECUTION                                                     9
            SCHEDULES
            SCHEDULE I                                             10
            SCHEDULE II                                            11
            SCHEDULE III                                           12
            SCHEDULE IV                                            13
            SCHEDULE V                                             14
            SCHEDULE VI                                            16

                  C O I N S U R A N C E    A G R E E M E N T
                                    between
                     WESTERN UNITED LIFE ASSURANCE COMPANY
                                      of
                             Spokane, Washington.,
                hereinafter referred to as the "REINSURED," and
                      OLD STANDARD LIFE INSURANCE COMPANY
                                      of
                                 Boise, Idaho,
                  hereinafter referred to as the "REINSURER."

A. REINSURANCE COVERAGE
1. The annuity policies (referred to herein as "Policies") issued by the REINSURED on the forms listed in Schedule I shall be reinsured with the REINSURER in accordance with the REINSURED'S underwriting rules applicable to such policies.
2. The reinsurance shall cover the portion of the Policies specified in
   Schedule I. All benefits provided by the Policies shall be reinsured hereunder in the portion specified in Schedule I.
3. The liability of the REINSURER shall begin simultaneously with that of the REINSURED but in no event prior to the effective date of this Agreement. Reinsurance with respect to any Policy shall not be in force and binding unless the insurance issued directly by the REINSURED is in force and unless the issuance and delivery of such insurance constituted the doing of business in a state of the United States of America, the District of Columbia, or a country in which the REINSURED was properly licensed.
4. Reinsurance under this Agreement shall be coinsurance of the portion of the policy which is reinsured with the REINSURER and shall follow the forms of the REINSURED.
5. The reinsurance under this Agreement with respect to any policy shall be maintained in force without reduction so long as the liability of the REINSURED under such policy reinsured hereunder remains in force without reduction, unless Coinsurance is terminated or reduced as provided herein.

B. PLACING REINSURANCE IN EFFECT
Reinsurance with respect to policies issued after the effective date of this Agreement shall become effective automatically and simultaneously with the liability of the REINSURED, provided however, that the REINSURED shall give notification of such reinsurance to the REINSURER simultaneously with the monthly reconciliation prescribed in Section E, paragraph 2.

C. PAYMENTS BY REINSURED
The REINSURED shall pay the REINSURER as Coinsurance premiums the Reinsurance Share, as set forth in Schedule I, of the gross contributions or premiums the REINSURED receives on and after the effective date of this Agreement.

D. PAYMENTS BY REINSURER
1. Benefits
   The REINSURER shall pay the REINSURED:
      (a) the Reinsurance Share of the gross amount of all death or annuity benefits paid by the REINSURED (i.e., without deduction for reserves) with respect to the Policies reinsured hereunder; and

      (b) the Reinsurance Share of the net cash surrender values paid by the REINSURED with respect to Policies reinsured hereunder.

2. Policy Expense Allowances
   The REINSURER shall pay the REINSURED the full amount of Allowances for Policy expenses as defined in Schedule I.

E. TERMS OF REINSURANCE
1. Except as otherwise specifically provided herein, all amounts due to be paid to either the REINSURER or the REINSURED shall be determined and paid on a net basis as of the last day of the calendar month to which such amount is attributable. All amounts shall be due and accrued as of such date. Such amounts shall be payable in accordance with the schedule set forth in Section E, paragraph 2.
2. The REINSURED shall provide periodic reports to the REINSURER as specified below.
      (a) The REINSURED shall submit monthly, not later than fifteen (15) days after the end of each calendar month, a Monthly Report substantially in accordance with Schedule II. Any amounts indicated in the Monthly Report as due the REINSURER shall accompany such report.

      (b) If a Policy is cancelled in accordance with a thirty day cancellation provision, the REINSURED shall refund the entire Allowance to the REINSURER, and the REINSURER shall refund the entire Reinsurance Share to REINSURED each as they relate to the cancelled Policy

      (c) Any amounts indicated in the Monthly Report as due the REINSURED shall be paid by the REINSURER within fifteen (15) days after REINSURER'S receipt of the Monthly Report.

      (d) Interest as specified in Schedule IV shall be paid on any amounts not paid when due.

      (e) If the REINSURED ever becomes aware that its monthly reports for an Accounting Period as required in section 2(a) did not accurately reflect the actual experience of the Policies during the Accounting Period, it shall promptly submit a revised summary to the REINSURER. Any amount shown by the revised summary as owed by either the REINSURED or the REINSURER to the other shall be paid promptly.

      (f) Upon notice to the REINSURED, the REINSURER may unilaterally amend
          Schedule II in order to obtain the data it reasonably needs to properly administer this Agreement or to prepare its financial statements.

      (g) Not later than thirty (30) days after the end of each calendar year, the REINSURED shall submit to the REINSURER an Annual Report substantially in accordance with Schedule III.

      (h) Each year the REINSURED shall provide the REINSURER with a copy of its annual financial reports prepared in accordance with GAAP, if applicable, and its annual statutory statement, as soon as they are available.


3. The parties elect to have this Agreement treated in accordance with Section 1.848-2(g)(8) of the Income Tax Regulations issued under Section 848 of the Internal Revenue Code of 1986. Specific details of this election are set forth in Schedule VI.

F. UNUSUAL EXPENSES AND ADJUSTMENTS
1. Any unusual expenses, as hereinafter defined, incurred by the REINSURED in defending or investigating a claim for policy liability or rescinding a policy reinsured hereunder, but net of unusual expenses receivable under other reinsurance agreements with respect to the portion of the policies reinsured hereunder, shall be participated in by the REINSURER in the same proportion as its reinsurance bears to the total insurance under such policy.
2. For purposes of this Agreement (but not as a limitation on the REINSURER'S liability under paragraph 1), it is agreed that penalties, attorneys fees, and interest imposed automatically by statute against the REINSURED and arising solely out of a judgment rendered against the REINSURED in a suit for policy benefits reinsured hereunder shall be considered unusual expenses.
3. In no event, however, shall the following categories of expenses or liabilities be considered for purposes of this Agreement as "unusual expenses":
      (a) routine investigative or administrative expenses;

      (b) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the REINSURED admits are payable;

      (c) expenses, fees, settlements, or judgments arising out of or in connection with claims against the REINSURED for punitive or exemplary damages; and

      (d) expenses, fees, settlements, or judgments arising out of or in connection with claims made against the REINSURED and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct.

G. POLICY ADMINISTRATION
1. The Policies reinsured pursuant to the terms of this Agreement shall be administered by the REINSURED in accordance with the terms of each Policy and in compliance with applicable statutes, regulations and rules.

2. The REINSURED shall bear all expenses incurred in connection with administration of the Policies reinsured hereunder, except as provided in paragraph F. hereinabove.

H. POLICY CHANGES
1. If the REINSURED intends to make a change in the terms or conditions of a policy reinsured hereunder including, but not limited to a change in the method used to calculate the statutory reserve on the policy and such change is likely to affect the risk reinsured hereunder in respect of such policy, the REINSURED shall notify the REINSURER of such proposed change.
2. For purposes of this Agreement, any change made to a policy reinsured hereunder which has not been approved by the REINSURER shall be deemed to be the issuance of a new policy form by the REINSURED. The REINSURER shall inform the REINSURED whether the REINSURER will include such new policy form under this Agreement or will terminate or modify the reinsurance hereunder in respect of such policy.
3. Unless otherwise agreed by the REINSURER and the REINSURED, the interest rates credited on the Policies reinsured hereunder shall be determined according to interest rates credited by the REINSURED.
4. Unless otherwise agreed by the REINSURER and the REINSURED, the investments underlying the Policies reinsured hereunder shall be made in accordance with the investment policy adopted by the REINSURER. Such investment policy may be amended from time to time by REINSURER in its sole discretion upon reasonable notice to the REINSURED.

I. ASSIGNMENT OF REINSURANCE
If the REINSURED proposes to sell, assumption reinsure or otherwise assist in the transfer of the policies or risks that are reinsured under this Agreement to any third party, it shall require that the third party agree in writing to an assignment of all rights and obligations of the REINSURED under this Agreement. The REINSURER may object to any assignment that would result in a material adverse economic impact to the REINSURER. If the REINSURER objects to an assignment on this basis, the REINSURED and the REINSURER shall mutually agree on a termination charge which shall be paid by the REINSURED to the REINSURER.

J. ERRORS
If either the REINSURED or the REINSURER shall fail to perform an obligation under this Agreement and such failure shall be the result of an error on the part of the REINSURED or the REINSURER, such error shall be corrected by restoring both the REINSURED and the REINSURER to the positions they would have occupied had no such error occurred; an "error" is a clerical mistake made inadvertently and excludes errors of judgment and all other forms of error.

K. REDUCTIONS
1. If a portion of the insurance issued by the REINSURED on a Policy reinsured hereunder is terminated, reinsurance on that Policy shall be reduced.
2. The REINSURER shall return to the REINSURED any reinsurance premiums, without interest thereon, paid to the REINSURER for any period beyond the date of reduction of reinsurance hereunder.

L. AUDIT OF RECORDS AND PROCEDURES
The REINSURER and the REINSURED each shall have the right to audit, at the office of the other, all records and procedures relating to riinsurance under this Agreement.

M. ARBITRATION
If the REINSURED and the REINSURER cannot mutually resolve a dispute regarding the interpretation or operation of this Agreement, the dispute shall be decided through arbitration as set forth in the Schedule V. The arbitrators shall base their decision on the terms and conditions of this Agreement. However, if the terms and conditions of this Agreement do not explicitly dispose of an issue in dispute between the parties, the arbitrators may base their decision on the customs and practices of the insurance and reinsurance industry rather than solely on an interpretation of applicable law. The arbitrators' decision shall take into account the right to offset mutual debts and credits as provided in this Agreement. There shall be no appeal from the arbitrators'
 decision. Any court having jurisdiction over the subject matter and over the parties may reduce the arbitrators' decision to judgment.

The parties intend this section to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C., Section 1) including any amendments to that Act which are subsequently adopted. In the event that either party refuses to submit to arbitration as required by paragraph 1, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this section and to confirm and enforce the performance of any award of the arbitrators.

N. CHOICE OF LAW AND FORUM
Idaho law shall govern the terms and conditions of the Agreement. In the case of an arbitration, the arbitration hearing shall take place in Boise, Idaho,

O. INSOLVENCY
1. In the event of the insolvency of the REINSURED, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said REINSURED, without diminution because of the insolvency of the REINSURED.
2. In the event of the insolvency of the REINSURED, the liquidator, receivor, or statutory successor shall give the REINSURER written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the REINSURER may investigate such claim and interpose, in the name of the REINSURED (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the REINSURER may deem available to the REINSURED or its liquidator, receiver, or statutory successor.
3. The expense thus incurred by the REINSURER shall be chargeable, subject to court approval, against the REINSURED as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the REINSURED solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the Coinsurance agreement as though such expense had been incurred by the REINSURED.
4. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the REINSURED or the REINSURER with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

P. PARTIES TO AGREEMENT
This is an agreement for indemnity reinsurance solely between the REINSURED and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the insured or the beneficiary under any policy reinsured hereunder, and the REINSURED shall be and remain solely liable to such insured or beneficiary under any such policy.

Q. EFFECTIVE DATE
The effective date of this Agreement is January 1, 1997.

R. DURATION OF AGREEMENT
1. Except as otherwise provided herein, this Agreement shall be unlimited in duration.
2. This Agreement may be terminated at any time by either the REINSURER or the REINSURED upon thirty (30) days' written notice with respect to reinsurance not yet placed in force. The REINSURER shall continue to accept reinsurance during the thirty (30) day notice period, and shall remain liable on all reinsurance placed in effect under this Agreement until the termination or expiration of the insurance reinsured.
3. Upon ninety (90) days' written notice to the the other party, REINSURER and REINSURED shall have the right to terminate reinsurance under this Agreement with respect to those policies which have attained the tenth or any subsequent anniversary of having been reinsured hereunder. Any such termination shall apply to all policies which attain the same or any subsequent anniversary within the twelve (12) month period following the effective date of such notice of termination. Termination with respect to each affected policy shall be effective as of the anniversary of such policy having been reinsured hereunder. The REINSURER shall pay to the REINSURED a surrender benefit equal to the surrender value of each policy for which reinsurance is terminated.
4. The termination of this Agreement or of the reinsurance in effect under this Agreement shall not extend to or affect any of the rights or obligations of the REINSURED and the REINSURER applicable to any period prior to the effective date of such termination. In the event that, subsequent to the termination of this Agreement, an adjustment is made necessary with respect to any accounting hereunder, a supplementary accounting shall take place. Any amount owed to either party by reason of such supplementary accounting shall be paid promptly upon the completion thereof.

S. MISCELLANEOUS

1. This Agreement represents the entire agreement between the REINSURED and REINSURER and supersedes, with respect to its subject matter, any prior oral or written agreements between the parties.
2. No modification of any provision of this Agreement shall be effective unless set forth in a written amendment to this Agreement which is executed by both parties.
3. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

                                 T. EXECUTION
                          IN WITNESS WHEREOF the said
                     WESTERN UNITED LIFE ASSURANCE COMPANY
                                      of
                             Spokane, Washington.,
                                 and the said
                      OLD STANDARD LIFE INSURANCE COMPANY
                                      of
                                 Boise, Idaho,
 have by their respective officers executed this Agreement in duplicate on the dates shown below.

WESTERN UNITED LIFE ASSURANCE COMPANY
Signed at Spokane, WA

By:    John Van Engelen
Title: President
Date:  2/26/97

OLD STANDARD LIFE INSURANCE COMPANY
Signed at Spokane, WA

By:    Clayton Rudd
Title: President
Date:  2/26/97

SCHEDULE I
POLICIES SUBJECT TO REINSURANCE, AMOUNT OF REINSURANCE & ALLOWANCES

The percentage of single premium deferred annuity contracts as defined below issued by the REINSURED on and after the effective date of the Agreement are subject to reinsurance as set forth in the Agreement. The amount of reinsurance under this Agreement shall be percentage of the liability of the REINSURED on all policies in the forms list defined below. All benefits provided by such policies shall be reinsured.

              Reinsuran                 Allowances
             ce Quota
             Share
                         Policy
                         Reserves,                                   Monthly
                         Claims &                      Admin.        Admin.
Trade Name    Premiums   Benefits        Commissions   Policy Issue  Servicing
TDCD          75%        75%             3.00%         1.00%         0.0333%
CDMaxI        75%        75%             3.00%         1.00%         0.0333%
CDMax III     75%        75%             4.00%         1.00%         0.0333%
CDMax V       75%        75%             5.00%         1.00%         0.0333%
Navigator II  75%        75%             5.00%         1.00%         0.0333%
UNIMAXIII     75%        75%             5.00%         1.00%         0.0333%

                         Policy                                      Reinsurance
                         Reserves,       Reinsurance   Reinsurance   Quota
                         Policy          Quota Share   Quota Share   Share
Basis for     Gross      Claims &        of Gross      of Gross      of Account
Charge        Premiums   Benefits        Premiums      Premiums      Value


NOTES:
      The Monthly Administrative Servicing Allowance percentage shall be applied to the account at the end of each month on all reinsured deferred annuity business in force.

SCHEDULE II
Annuity Coinsurance
Monthly Report to

OLD STANDARD LIFE INSURANCE COMPANY

Amounts Due OLD STANDARD LIFE INSURANCE COMPANY
First year premiums (gross first year premium received during the month, multiplied by the Reinsurance Quota Share percentage)
                                                      $_________

Sum of amounts due to OLD STANDARD LIFE INSURANCE COMPANY
                                                      $_________

Amounts Due WESTERN UNITED LIFE ASSURANCE COMPANY

Commission Allowances (Attach detailed worksheet of calculations)
                                                      $_________

Policy Issue Allowances (Attach detailed worksheet of calculations)
                                                      $_________

Monthly Administrative Servicing Allowances (Attach detailed worksheet of calculations)
                                                      $_________

Surrender values paid during the month multiplied by the Reinsurance Share percentage
                                                      $_________

Death benefits paid during the month multiplied by the Reinsurance Share percentage
                                                      $_________

Policy Cancellations (Attach detailed worksheet of calculations) (1)
                                                      $_________

Sum of amounts due to WESTERN UNITED LIFE ASSURANCE
COMPANY
                                                      $_________

Net amount due (sum of amounts due OLD STANDARD LIFE
INSURANCE Company minus sum of amounts due to WESTERN UNITED LIFE ASSURANCE)
                                                      $_________

Note: If the net amount due is negative, then that amount is due from OLD STANDARD LIFE INSURANCE COMPANY to WESTERN UNITED LIFE ASSURANCE COMPANY.

Additional Items Needed By
OLD STANDARD LIFE INSURANCE COMPANY For Financial Reporting

A monthly listing of statutory and GAAP reserves, account values, and interest credited.

(1) Policies cancelled pursuant to the thirty day cancellation provision.

SCHEDULE III
ANNUAL REPORT

The annual report shall provide the following information:

      (a) Exhibit 8 from the NAIC-prescribed annual statement

      (b) a breakdown of the reserves by withdrawal characteristic of the annuity contract

      (c) "Analysis of Increase in Reserves" from the NAIC-prescribed annual statement

      (d) "Exhibit of Annuities" from the NAIC-prescribed annual statement

      (e) an actuarial certification of the reported statutory reserves

      (f) tax reserves and required interest.

SCHEDULE IV
INTEREST RATE


 .75% per month times the amount overdue; if any interest is due.

SCHEDULE V
ARBITRATION SCHEDULE

To initiate arbitration, either the REINSURED or the REINSURER shall notify the other party in writing of its desire to arbitrate, relating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt.

The arbitration hearing shall be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance company. An arbitrator may not be a present or former officer, attorney, or consultant of the REINSURED or the REINSURER or either's affiliates.

The REINSURED and the REINSURER shall each name five (5) candidates to serve as an arbitrator. The REINSURED and the REINSURER shall each choose one candidate from the other party's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen shall decline to serve as an arbitrator, the party which named such candidate shall add an additional candidate to its list, and the other party shall again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. The REINSURED and the REINSURER shall each present their initial lists of five (5) candidates by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list which are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate that has been chosen declines to serve.

The two arbitrators shall then select the third arbitrator from the eight (8) candidates remaining on the lists of the REINSURED and the REINSURER within fourteen (14) days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to the REINSURED and the REINSURER. The REINSURED and the REINSURER shall take turns striking the name of one of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and has accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the Agreement and this ARBITRATION Schedule. Therefore, at no time will either the REINSURED or the REINSURER contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the REINSURED and the REINSURER to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date fixed by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision that sets forth their findings and any award to be paid as a result of the arbitration, except that the arbitrators may not award punitive or exemplary damages. In their decision, the arbitrators shall also apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses.

SCHEDULE VI
SECTION 1.848-2(g)(8) ELECTION

The REINSURED and the REINSURER agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued under Section 848 of the Internal Revenue Code of 1986 (hereinafter "Section 1.848-2(g)(8).")
      1. As used below, the term "party" will refer to the REINSURED or the REINSURER as appropriate.
      2. As used below, the phrases "net positive consideration", "capitalize specified policy acquisition expenses", "general deductions limitation", and "net consideration" shall have the meaning used in Section 1.848-2(g)(8).
      3. The party with net positive consideration for this Agreement for any taxable year beginning with the taxable year prescribed in paragraph 5 below will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation.
      4. The parties agree to exchange information pertaining to the amount of net consideration under this Agreement to ensure consistency. This will be accomplished as follows:
                  (a) The REINSURED shall submit to the REINSURER by the fifteenth day of March in each year its calculation of the net consideration for the preceding calendar year. Such calculation will be accompanied by a statement signed by an officer of the REINSURED stating that the REINSURED will report such net consideration in its tax return for the preceding calendar year.

                  (b) The REINSURER may contest such calculation by providing an alternative calculation to the REINSURED in writing within thirty (30) days of the REINSURER'S receipt of the REINSURED'S calculation. If the REINSURER does not so notify the REINSURED, the REINSURER will report the net consideration as determined by the REINSURED in the REINSURER'S tax return for the previous calendar year.

                  (c) If the REINSURER contests the REINSURED'S calculation of the net consideration, the parties will act in good faith to reach an agreement as to the current amount within thirty (30) days of the date the REINSURER submits its alternative calculation. If the

                   REINSURED and the REINSURER reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the preceding calendar year.

      5. This election shall be effective for 1997 and all subsequent taxable years for which the Reinsurance Agreement remains in effect.